Exhibit 99

                               Press Release

                                   Dated

                             September 13, 2001



















                                PRESS RELEASE



Today's date: September 13, 2001        Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



                JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                                OF CASH DIVIDEND
                             (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 11, 2001, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 12, 2001, to stockholders of record at close of business on September 29, 2001.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 2001, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $330.2 million, liabilities and deferred income of $294.6 million and stockholder's equity of $35.6 million.